UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2004

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2004, LYONDELL-CITGO Refining LP, a Delaware limited partnership ("LCR"), owned 58.75% by Lyondell Chemical Company ("Lyondell") and 41.25% by CITGO Petroleum Corporation, entered into an amendment to its $550,000,000 Credit Agreement dated as of May 21, 2004 among LCR, the lenders from time to time parties thereto, and Credit Suisse First Boston, as Issuer and Administrative Agent (the "Amendment"). The Amendment reduces the pricing of the term loan and adds a fee for any prepayment associated with a re-pricing of the term loan during the first year after the effective date of the Amendment. The Amendment also increases the Debt to Total Capitalization Ratio and excludes certain non-cash charges from the definition of Consolidated Net Worth. The Amendment is being filed with this Current Report on Form 8-K as Exhibit 4.4(a).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

4.4(a) Amendment No. 1 dated as of September 30, 2004 to $550,000,000 Credit Agreement dated as of May 21, 2004 among LCR, the lenders from time to time parties thereto, and Credit Suisse First Boston, as Issuer and Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By: /s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: October 5, 2004

INDEX TO EXHIBITS

Exhibit

Number Description

4.4(a) Amendment No. 1 dated as of September 30, 2004 to $550,000,000 Credit Agreement dated as of May 21, 2004 among LCR, the lenders from time to time parties thereto, and Credit Suisse First Boston, as Issuer and Administrative Agent